Exhibit 99.4

MYLAN N.V.

OFFER TO EXCHANGE

Up to $1,000,000,000 aggregate principal amount of 2.500% Senior Notes due 2019

CUSIP #62854A AE4, ISIN #US62854AAE47

CUSIP #N59465 AE9, ISIN #USN59465AE97

for a like aggregate principal amount of 2.500% Senior Notes due 2019 which have been registered under the Securities Act of 1933, as amended,

Up to $2,250,000,000 aggregate principal amount of 3.150% Senior Notes due 2021

CUSIP #62854A AC8, ISIN #US62854AAC80

CUSIP #N59465 AC3, ISIN #USN59465AC32

for a like aggregate principal amount of 3.150% Senior Notes due 2021 which have been registered under the Securities Act of 1933, as amended,

Up to $2,250,000,000 aggregate principal amount of 3.950% Senior Notes due 2026

CUSIP #62854A AD6, ISIN #US62854AAD63

CUSIP #N59465 AD1, ISIN #USN59465AD15

for a like aggregate principal amount of 3.950% Senior Notes due 2026 which have been registered under the Securities Act of 1933, as amended

and

Up to $1,000,000,000 aggregate principal amount of 5.250% Senior Notes due 2046

CUSIP #62854A AG9, ISIN #US62854AAG94

CUSIP #N59465 AF6, ISIN #USN59465AF62

for a like aggregate principal amount of 5.250% Senior Notes due 2046 which have been registered under the Securities Act of 1933, as amended

December [●], 2016

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Mylan N.V., a public limited liability company (naamloze vennootschap) incorporated and existing under the laws of the Netherlands (the “Company”), and Mylan Inc., a Pennsylvania corporation (the “Guarantor”), are offering, upon and subject to the terms and conditions set forth in the prospectus, dated [●], 2016 (as amended or supplemented, the “Prospectus”), to exchange (the “Exchange Offer”) (1) an aggregate principal amount of up to $1,000,000,000 of its 2.500% Senior Notes due 2019 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “2019 Exchange Notes”) for a like aggregate principal amount of the Company’s issued and outstanding 2.500% Senior Notes due 2019 (the “2019 Restricted Notes”), (2) an aggregate principal amount of up to $2,250,000,000 of its 3.150% Senior Notes due 2021 which have been registered under the Securities Act (the “2021 Exchange Notes”) for a like aggregate principal amount of the Company’s issued and outstanding 3.150% Senior Notes due 2021 (the “2021 Restricted Notes”), (3) an aggregate principal amount of up to $2,250,000,000 of its 3.950% Senior Notes due 2026 which have been registered under the Securities Act (the “2026 Exchange Notes”) for a like aggregate principal amount of the Company’s issued and outstanding 3.950% Senior Notes due 2026 (the “2026 Restricted Notes”) and (4) an aggregate principal amount of up to $1,000,000,000 of its 5.250% Senior Notes due 2046 which have been registered under the Securities Act (the “2046 Exchange Notes” and, together with the 2019 Exchange Notes, the 2021 Exchange Notes and the 2026 Exchange Notes, the “Exchange Notes”) for a like aggregate principal amount of the Company’s issued and outstanding 5.250% Senior Notes due 2046 (the “2046 Restricted Notes” and, together with the 2019 Restricted Notes, the 2021 Restricted Notes and the 2026 Restricted Notes, the

“Restricted Notes”). The terms of the Exchange Notes are identical in all material respects to those of the Restricted Notes other than that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes. The Restricted Notes are unconditionally guaranteed (the “Restricted Note Guarantees”) by the Guarantor and the Exchange Notes will be unconditionally guaranteed (the “Exchange Note Guarantees”) by the Guarantor. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, dated [●], 2016, relating to this Exchange Offer (the “Letter of Transmittal”), the Guarantor offers to issue the Exchange Note Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Restricted Note Guarantees of all Restricted Notes for which such Exchange Notes are issued in the Exchange Offer. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated June 9, 2016, by and among the Company, the Guarantor and Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives (the “Representatives”) of the initial purchasers named in Schedules I(a), I(b), I(c) and I(d) to the Purchase Agreement, dated May 31, 2016, by and among the Company, the Guarantor and the Representatives. All references to the Exchange Notes and Restricted Notes include references to the related guarantees, as appropriate. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

We are requesting that you contact your clients for whom you hold Restricted Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Restricted Notes registered in your name or in the name of your nominee, or who hold Restricted Notes registered in their own names, we are enclosing the following documents:

1.	The Prospectus; and

2.	The Letter of Transmittal for your use in connection with the tender of Restricted Notes and for the information of your clients; and

3.	A form of letter which may be sent to your clients for whose account you hold Restricted Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on [●], 2016 unless extended by the Company in its sole discretion (such date and time as it may be extended, the “Expiration Date”). Restricted Notes tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the Prospectus) at any time before the Expiration Date.

The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal (or an Agent’s Message (as defined in the Letter of Transmittal) in lieu of the Letter of Transmittal, which states that The Depository Trust Company (“DTC”) has received an express acknowledgment from the tendering participant in its Automated Tender Offer Program stating that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against the participant) must be sent to the Exchange Agent and certificates, if any, representing the Restricted Notes (or confirmation of a book-entry transfer of such Restricted Notes into the Exchange Agent’s account at DTC) must be delivered to the Exchange Agent, in each case, in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

The Company will not pay any fees or expenses to any brokers, dealers, commercial banks and trust companies or any other person (other than the Exchange Agent) in connection with the solicitation of tenders of the Restricted Notes pursuant to the Exchange Offer. However, the Company will pay or cause to be paid all transfer taxes, if any, applicable to the exchange of Restricted Notes pursuant to the Exchange Offer, except as otherwise provided in the Prospectus or the Letter of Transmittal.

Any inquiry you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the Exchange Offer at its address and telephone number set forth in the Prospectus under the caption “The Exchange Offer—Exchange Agent”.

Very truly yours,

MYLAN N.V.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.